Filed Pursuant to Rule 424(b)(3)
Registration No. 333-264469

PROSPECTUS

4,522,056 shares of Common Stock

held by Selling Shareholders

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 4,522,056 shares of our common stock, par value $0.0001 per share (“common stock”), issued or issuable as set forth below.

1.	28,497 shares of common stock issued as payment of an origination fee (the “Stock Origination Fee”) representing 1.0% of the original principal amount of our Senior Secured Convertible Notes (the “Convertible Notes”) issued to certain accredited investors, including certain directors of the Company or their affiliates (the “Note Investors”), pursuant to the Securities Purchase Agreement dated March 21, 2022 (the “Securities Purchase Agreement”).

2.	2,479,811 shares of common stock issuable upon conversion of the outstanding principal amount of the Convertible Notes.

3.	850,234 shares of common stock that may be issuable upon the conversion of accrued and unpaid interest with respect to such principal amount of the Convertible Note or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Notes.

4.	100,000 shares of common stock issued to Stephen J. Garchik (“Lender”) as a facility commitment fee (the “Facility Commitment Fee”) pursuant to the Facility Agreement dated March 21, 2022 (the “Facility Agreement”).

5.	(i) 1,000,000 shares of common stock issued to an outside investor, pursuant to a Subscription Agreement dated March 18, 2022 (the “Outside Investor Subscription Agreement”), and (ii) 63,514 shares of common stock issued to certain members of the Company’s management team, pursuant to Subscription Agreements dated March 21, 2022 (the “Management Subscription Agreements” and together with the Outside Investor Subscription Agreement, the “Subscription Agreements”).

We are not selling any shares of common stock and will not receive any proceeds from the resale of the shares.

We have agreed to bear all expenses incurred in connection with the registration of these shares of our common stock. The Selling Stockholders will pay or assume brokerage commissions and similar charges, if any, incurred in connection with the resale of the Shares.

The Selling Stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, may offer such shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of resale that may be used by the Selling Stockholders, see the section entitled “Plan of Distribution” beginning on page 15. For information regarding the Selling Stockholders, see the section entitled “Selling Stockholders” beginning on page 7.

Our common stock is traded on the Nasdaq Capital Market under the symbol “AUID”. On May 5, 2022, the closing sale price of our common stock on the Nasdaq Capital Market was $3.35 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties incorporated by reference herein under the heading “Risk Factors” on page 2 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and in other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Using this process, the Selling Shareholders referred to in this prospectus and identified in supplements to the prospectus may offer and sell our shares of common stock under this prospectus. Each time the Selling Shareholders use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to or update other information contained in this prospectus.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement we may authorize to be delivered to you. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain a copy of this information, without charge, as described in the “Where You Can Find More Information” section. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, reserves and prospects may have changed since that date.

We encourage you to read this entire prospectus together with the documents incorporated by reference into this prospectus before making a decision whether to invest in our securities.

ABOUT IPSIDY INC.

Ipsidy Inc. dba authID.ai (together with its subsidiaries, the “Company”, “authID.ai”, “we” or “our”) is a leading provider of secure, mobile, biometric identity verification software products delivered by an easy to integrate Identity as a Service (IDaaS) platform. Our mission is ultimately to eliminate all passwords and to be the preferred global platform for biometric identity authentication. Our vision is to enable every organization to “Recognise Your Customer” instantly, without friction or loss of privacy, powered by the most sophisticated biometric and artificial intelligence technologies.

Our common stock is traded on the Nasdaq Capital Market under the trading symbol “AUID”. Our corporate headquarters is located at 670 Long Beach Blvd., Long Beach, NY 11561 and our main phone number is (516) 274-8700. We maintain a website at www.authid.ai. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus and is intended for informational purposes only.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed under “Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

FORWARD LOOKING STATEMENTS

This registration statement contains or incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, that are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this registration statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements contained in or incorporated by reference in this registration statement include, but are not limited to, statements about:

●	market acceptance of our products;

●	our ability to attract and retain customers for existing and new products;

●	our ability to effectively maintain and update our technology and product and service portfolio;

●	our ability to hire and retain key personnel and additional talent;

●	our ability to raise capital under acceptable terms;

●	our ability to maintain listing of our common stock on the Nasdaq Capital Market;

●	our ability to adequately protect our intellectual property, or the loss of some of our intellectual property rights through costly litigation or administrative proceedings;

●	our ability to operate in non-US markets;

●	the impact of the Covid-19 Pandemic;

●	the impact of the war in Ukraine;

●	legislation and government regulation; and

●	general economic conditions, inflation and access to capital.

Any forward-looking statement made by us in this registration statement speaks only as of the date of this registration statement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, investments or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

You should not rely upon forward looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

You should read this registration statement and the documents that we reference in this registration statement with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

OUR COMPANY

Overview

authID.ai provides secure, facial biometric, identity verification, and strong customer authentication. We maintain a global, cloud-based IDaaS platform for our enterprise customers to enable their users to easily verify and authenticate their identity through a mobile device or desktop (with camera) of their choosing (without requiring dedicated hardware, or authentication apps). We can help our customers establish a proven identity, creating a root of trust that ensures the highest level of assurance for our passwordless login and step-up verification products. Our system enables participants to consent to transactions using their biometric information with a digitally signed authentication response, embedding the underlying transaction data and each user’s identity attributes within every electronic transaction message processed through our platform.

Digital transformation across all market segments requires trusted identity. Our identity platform offers innovative solutions that are flexible, fast and easy to integrate and offer seamless user experiences. authID’s products help advance digital transformation efforts without the fear of identity fraud, while delivering frictionless user experiences. We believe that it is also essential that electronic transactions have an audit trail, proving that the identity of the individual was duly authenticated. Our platform provides biometric and multi-factor identity software, which are intended to establish, authenticate and verify identity across a wide range of use cases and electronic transactions.

authID’s products focus on the broad requirement for enabling frictionless commerce by allowing an entity to instantly “Recognise their Customer”. Organizations of all descriptions require cost-effective and secure means of growing their business while mitigating identity fraud. We aim to offer our enterprise customers products that can be integrated easily into each of their business and organizational operations, in order to facilitate their adoption and enhance the end user customer experience.

Our management believes that some of the advantages of our IDaaS Platform approach are the ability to leverage the platform to support a variety of vertical markets and the adaptability of the platform to the requirements of new markets and new products requiring cost-effective, secure, and configurable mobile solutions. Our target markets include banking, fintech and other disrupters of traditional commerce, small and medium sized businesses, and system integrators working with government and Fortune 1000 enterprises. At its core, the Company’s offering, combining its proprietary and acquired biometric and artificial intelligence technologies (or AI), is intended to facilitate frictionless commerce, whether in the physical or digital world. The Company intends to increase its investment in developing, patenting and acquiring the various elements necessary to enhance the platform, which are intended to allow us to achieve our goals. One of the principal intended areas of investment is to enhance and expand our use of artificial intelligence in proprietary software, that we believe will increase our value to enterprise customers and stockholders alike.

authID is dedicated to developing advanced methods of protecting consumer privacy and deploying ethical and socially responsible AI. authID is developing a culture that proactively encourages and rewards our employees for considering the ethical implications of our products. We believe that a proactive commitment to ethical AI presents a strong business opportunity for authID and will enable us to bring more accurate products to market more quickly and with less risk to better serve our global user base. Our methods to achieve ethical AI include engaging the users of our products with informed consent, prioritizing the security of our user’s personal information, considering and avoiding potential bias in our algorithms, and monitoring of algorithm performance in our applications.

The Company also owns an entity in South Africa, Cards Plus, which manufactures secure plastic identity credentials and loyalty card products.

The Company was incorporated in the State of Delaware on September 21, 2011, and changed our name to Ipsidy Inc. on February 1, 2017. In order to better align the branding of our Company with our future focus and goals on June 14, 2021 we changed our business name to “authID.ai”. To that end, we registered domain names under that name and applied for a United States trademark registration in that name.

March 2022 Financings

Senior Secured Convertible Notes

On March 21, 2022, the Company entered into a Securities Purchase Agreement and, pursuant to the Securities Purchase Agreement, sold to the Note Investors Convertible Notes with an aggregate initial principal amount of approximately $9.2 million and a conversion price of $3.70 per share.

The Convertible Notes were sold with an aggregate cash origination fee of approximately $200,000, and we issued a total of approximately 28,500 shares of our common stock to the Note Investors as the Stock Origination Fee.

On the maturity date, we will pay to each Note Investor an amount in cash representing all outstanding principal and accrued and unpaid interest on the Note Investor’s Convertible Note. The stated maturity date of the Convertible Notes will be March 31, 2025, but the maturity date will be subject to extension in certain limited circumstances. Except as specifically permitted by the Convertible Notes, we will not be permitted to prepay any portion of the outstanding principal or accrued and unpaid interest.

The Convertible Notes will accrue interest at the rate of 9.75% per annum, which will be payable in cash or, for some or all of the first five interest payments, in shares of our common stock at the Company’s option, on the last day of each calendar quarter before the maturity date and on the maturity date.

Each Convertible Note will be convertible, at the option of the applicable Note Investor, into shares of our common stock at an initial fixed conversion price of $3.70 per share. The conversion price will be subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction.

No Note Investor will have the right to convert any portion of the Note Investor’s Convertible Note to the extent that, after giving effect to such conversion, the Note Investor (together with certain related parties) would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such conversion.

In addition, unless we obtain the approval of our stockholders as required by Nasdaq, we will be prohibited from issuing any shares of our common stock upon conversion of the Convertible Notes or otherwise pursuant to the terms of the Convertible Notes if the issuance of such shares of our common stock would exceed 19.99% of our outstanding shares of our common stock as of March 18, 2022 (the last business day before we executed the SPA) or otherwise exceed the aggregate number of shares of our common stock which we may issue without breaching our obligations under the rules and regulations of Nasdaq.

Facility Agreement

On March 21, 2022, the Company entered into a Facility Agreement with the Lender, who is both a current shareholder of the Company and a Note Investor, pursuant to which the Lender agreed to provide to the Company a $10.0 million unsecured standby line of credit facility that will rank behind the Convertible Notes and may be drawn down in several tranches, subject to certain conditions described in the Facility Agreement. Pursuant to the Facility Agreement, the Company agreed to pay the Lender a facility commitment fee of 100,000 shares of common stock upon the effective date of the Facility Agreement.

Subscription Agreements

On March 18 and March 21, 2022, the Company entered into the Subscription Agreements with an outside accredited investor and certain members of the Company’s management team (the “PIPE Investors”) and, pursuant to the Subscription Agreements, sold to the PIPE Investors a total of 1,063,514 shares of our common stock at prices of $3.03 per share for the outside investor and $3.70 per share for the management investors (the “PIPE”). The aggregate gross proceeds from the PIPE was approximately $3.3 million.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock (i) issued as payment of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) issuable upon the conversion of the Convertible Notes, (iii) issuable as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Notes, (iv) issued as payment of the Facility Commitment Fee to the Lender under the Facility Agreement, and (v) issued pursuant to the Subscription Agreements.

SELLING SHAREHOLDERS

The shares of common stock being offered by the selling shareholders are those (i) issued as payment of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) issuable upon the conversion of the outstanding principal amount of the Convertible Notes, (iii) issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Notes, (iv) issued as payment of the Facility Commitment Fee, and (v) issued pursuant to the Subscription Agreements. For additional information regarding the issuance of these Convertible Notes and shares of common stock, see “Our Company—March 2022 Financings” above. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time.

The table below lists the selling shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by the selling shareholders, based on their shares issuable as payment of accrued interest at Company's option in the manner permitted by the Convertible Note, assuming the Company elects to make each of its first 5 interest payments in shares and respective ownership of shares of common stock and Convertible Notes, as of May 3, 2022, assuming conversion of the Convertible Notes held by each such selling shareholder on that date but taking account of the 9.99% limitation on conversion described below.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders and takes account of the limitations on conversion of the Convertible Notes described below but assumes that each selling shareholder disposes of all previously held shares before each future issuance.

In accordance with the terms of the registration rights agreement, this prospectus generally covers the resale of all of the securities as to which the selling shareholders have registration rights thereunder. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the Convertible Notes, a selling shareholder may not convert the Convertible Notes to the extent (but only to the extent) such selling shareholder or any of its affiliates would beneficially own a number of shares of common stock which would exceed 9.99% of the outstanding shares of the Company. The Convertible Notes also provide that if the issuance of shares of Common Stock to a selling shareholder who is an officer or director of the Company (or an entity affiliated with any such officer or director) pursuant to the Convertible Notes or any related document would be (i) subject to Rule 5635(c) of The Nasdaq Stock Market (or any successor to such rule) (“Rule 5635(c)”) and (ii) deemed to be at a price less than $2.99, then the number of shares to be issued to such selling shareholder upon any such conversion, redemption, payment of interest or other issuance will be recalculated to ensure that the value of any such shares is at least equal to $2.99 per share and will otherwise be in conformity with exclusion from Rule 5635(c) and the related interpretations of The Nasdaq Stock Market. Additionally, the terms of the Convertible Notes provide that unless and until the Company obtains (i) shareholder approval to issue 20% or more of common stock outstanding at the time the Note is originally issued in accordance with Rule 5635(d) of The Nasdaq Stock Market (or any successor to such rule) (“Rule 5635(d)”) or (ii) a written opinion (that is reasonably satisfactory to the applicable holder) from outside counsel to the Company that such approval is not required, if the Company is required to deliver shares of common stock to the holders of the Convertible Notes or pursuant to any related documents (upon conversion, redemption, as payment of interest or otherwise) and such number of shares, in the aggregate with all other shares of common stock previously delivered by us to (x) all Note Investors pursuant to the Convertible Notes and the other related documents and (y) the purchasers of any other securities that are required to be aggregated for purposes of Rule 5635(d) with the transactions contemplated by the Convertible Notes, would exceed 19.99% of common stock outstanding on the date that the Convertible Notes were first issued, we will pay to each holder the value of any the holder’s shares that are subject to the foregoing 19.99% limitation in cash (with the value of each such excess share equal to the arithmetic average of the volume-weighted average price (as calculated under the Convertible Notes) of common stock for each of the ten trading days immediately preceding the date any such payment is due). The numbers of shares in the second column reflect these limitations. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Prior to Offering		After Offering
Names	Number of Shares Beneficially Owned	Number of Shares Offered (1)	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (1)
Alan L Meltzer Revocable Trust (2) (43)	812,462	373,017	536,150	2.2%
Ankur Ahuja (3)	6,909	9,317	—	—
Arthur H. Lerner Revocable Trust (4) (44)	119,078	93,247	50,000	*
Barry Beck (5)	446,076	149,199	335,551	1.4%
Brett M. Ogin (6)	6,909	9,317	—	—
Cecil N. Smith III (7)	95,656	13,514	82,142	*
David W. Karp Revocable Trust DTD July 6, 1982 As Amended & Restated (8) (45)	81,872	18,643	68,056	*
Douglas Wertheimer (9)	27,632	37,294	—	—
FC Holdings I LLC (10) (46)	257,204	186,501	119,048	*
Flamingo Drive Partners, LLC (11) (47)	508,471	186,501	370,315	1.5%
Gary J. Karp Revocable Trust U/T/A DTD July 6, 1982 As Amended & Restated (12) (48)	63,816	18,643	50,000	*
Goldberg Family Trust (13) (49)	27,632	37,294	—	—
Graham N. Arad (14)	298,592	9,459	289,133	1.2%
Isroff Family LLC (15) (50)	87,632	37,294	60,000	*
Jack Rubinstein Irrevocable Trust (16) (51)	198,457	37,294	170,825	*
Joel A. Stone Irrevocable Credit Shelter Trust (17) (52)	13,816	18,643	—	—
Ken Jisser (18)	27,632	37,294	—	—
Kenneth Friedman (19)	99,078	93,247	30,000	*
Leonard M. Schiller Revocable Trust dtd 10/3/1997 (20) (53)	46,539	46,619	12,000	*
Michael Gorriz (21)	52,731	32,201	25,099	*
Neil George Pistol (22)	5,792	4,841	2,200	*
Pacific Premier Trust Co FBO Irwin Friedman IRA (23) (54)	138,156	186,501	—	—
Patricia Stein 2014 Irrevocable Trust (24) (55)	47,632	37,294	20,000	*
Paxton Holdings LLC (25) (56)	257,204	186,501	119,048	*
Peter Curtis (26)	24,290	7,452	18,763	*
Philip Broenniman (27)(57)	1,434,145	405,218	1,130,201	4.6%
Phillip Kumnick (28)	1,326,001	13,514	1,312,487	5.3%
Phoenix 1234, LLC (29) (58)	381,260	93,247	312,182	1.3%
Pierce D Nunley & Amie Nunley JTWROS (30)	97,150	40,279	67,308	*
Richard G. David (31)	106,790	27,971	86,066	*
Richard Greene (32)	167,986	176,807	37,014	*
Ricky Solomon (33)	351,460	190,310	210,483	*
Samer Soliman (34)	30,734	37,294	3,102	*
Stephen J. Garchik (35)	2,469,627	422,036	2,269,642	9.2%
Steven Fazio (36)	13,816	18,643	—	—
Steven Shapiro (37)	150,544	93,247	81,466	*
Strul Associates LP (38) (59)	497,889	74,595	442,626	1.8%
Stuart Stoller (39)	290,345	16,098	276,529	1.1%
The Sonic Fund II, L.P. (40) (60)	1,000,000	1,000,000	—	—
Thomas L. Thimot (41)	248,453	27,027	221,426	*
Toka Banks (42)	13,816	18,643	—	—

*	less than 1.0%

(1)	Based on 24,672,522 shares of our common stock outstanding as of May 3, 2022. Because (a) the selling shareholders may offer all, some or none of the shares covered by this prospectus, (b) the selling shareholders could dispose of shares not covered by this prospectus and (c) the selling shareholders could purchase additional shares of our common stock from time to time, no estimate can be given as to the number of shares or percent of our common stock that will be held by the selling shareholders upon termination of the offering. The fourth column assumes the sale of all of the shares offered by the selling shareholder pursuant to this prospectus. The fifth column lists the percentage of common stock owned by the selling shareholders after completion of the offering, assuming the offering of all of the shares offered by the selling shareholders pursuant to this prospectus and based upon 24,672,522 shares of our common stock outstanding as of May 3, 2022.

(2)	Number of shares offered includes (i) 3,106 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 270,271 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 99,640 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(3)	Number of shares offered includes (i) 78 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 6,757 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 2,482 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(4)	Number of shares offered includes (i) 776 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 67,568 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 24,903 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(5)	Number of shares offered includes (i) 1,242 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 108,109 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 39,848 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(6)	Number of shares offered includes (i) 78 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 6,757 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 2,482 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(7)	Number of shares offered comprises 13,514 shares of Common Stock issued pursuant to a Subscription Agreement. Mr. Smith is the current President and Chief Technology Officer of the Company.

(8)	Number of shares offered includes (i)155 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 13,514 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 4,974 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(9)	Number of shares offered includes (i) 311 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 27,028 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 9,955 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(10)	Number of shares offered includes (i) 1,553 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 135,136 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 49,812 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(11)	Number of shares offered includes (i) 1,553 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 135,136 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 49,812 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(12)	Number of shares offered includes (i) 155 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 13,514 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 4,974 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(13)	Number of shares offered includes (i) 311 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 27,028 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 9,955 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(14)	Number of shares offered comprises 9,459 shares of Common Stock issued pursuant to a Subscription Agreement. Mr. Arad is the current General Counsel of the Company.

(15)	Number of shares offered includes (i) 311 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 27,028 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 9,955 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(16)	Number of shares offered includes (i) 311 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 27,028 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 9,955 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(17)	Number of shares offered includes (i) 155 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 13,514 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 4,974 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(18)	Number of shares offered includes (i) 311 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) (ii) 27,028 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 9,955 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(19)	Number of shares offered includes (i) 776 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 67,568 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 24,903 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(20)	Number of shares offered includes (i) 388 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 33,784 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 12,447 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(21)	Number of shares offered includes (i) 311 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 27,028 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 4,862 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note. Mr. Gorriz is a current director of the Company.

(22)	Number of shares offered includes (i) 40 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 5,406 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 1,287 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(23)	Number of shares offered includes (i) 1,553 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 135,136 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 49,812 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(24)	Number of shares offered includes (i) 311 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 27,028 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 9,955 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(25)	Number of shares offered includes (i) 1,553 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 135,136 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 49,812 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(26)	Number of shares offered includes (i) 62 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 5,406 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 1,984 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note. Mr. Curtis is the current Chief Marketing Officer of the Company.

(27)	Number of shares offered includes (i) 3,417 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 297,298 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 104,502 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note. Mr. Broenniman is a current director of the Company and was formerly the President and Chief Operating Officer of the Company.

(28)	Number of shares offered comprises 13,514 shares of Common Stock issued pursuant to a Subscription Agreement. Mr. Kumnick is the current Chairman of the Board of Directors of the Company and was formerly the Chief Executive Officer of the Company.

(29)	Number of shares offered includes (i) 776 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 67,568 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 24,903 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(30)	Number of shares offered includes (i) 335 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 29,190 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 10,754 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(31)	Number of shares offered includes (i) 233 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 20,271 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 7,467 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(32)	Number of shares offered includes (i) 1,472 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 128,109 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 47,226 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(33)	Number of shares offered includes (i) 1,585 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 137,894 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 50,831 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(34)	Number of shares offered includes (i) 311 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 27,028 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 9,955 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(35)	Number of shares offered includes (i) 3,106 shares of Common Stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 270,271 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder, (iii) 48,659 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note, and (iv) 100,000 shares of Common Stock issued as payment of the Facility Commitment Fee to the shareholder under the Facility Agreement. Mr. Garchik acted as the collateral agent of the sale of the Convertible Notes and may be deemed to be a director by deputization for purposes of Section 16 under the Securities Exchange Act of 1934 by virtue of the fact that pursuant to the Facility Agreement, Mr. Garchik is entitled to nominate one designee to the Company's board of directors until such time as all amounts due pursuant to the Facility Agreement are repaid in full.

(36)	Number of shares offered includes (i) 155 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 13,514 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 4,974 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note. Mr. Fazio is the current Senior Vice President of Sales at the Company.

(37)	Number of shares offered includes (i) 776 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 67,568 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 24,903 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(38)	Number of shares offered includes (i) 621 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 54,055 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 19,919 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(39)	Number of shares offered includes (i) 155 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 13,514 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 2,429 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note. Mr. Stoller is the current Chief Financial Officer of the Company.

(40)	Number of shares offered comprises 1,000,000 shares of Common Stock issued pursuant to a Subscription Agreement.

(41)	Number of shares offered comprises 27,027 shares of Common Stock issued pursuant to a Subscription Agreement. Mr. Thimot is the current Chief Executive Officer and a director of the Company.

(42)	Number of shares offered includes (i) 155 shares of common stock issued as payment of the shareholder’s portion of the Stock Origination Fee pursuant to the Securities Purchase Agreement, (ii) 13,514 shares of common stock issuable at an exercise price of $3.70 per share upon the conversion of the outstanding principal amount of the Convertible Note held by the shareholder and (iii) 4,974 shares of common stock issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the Company’s option, in the manner permitted by the Convertible Note.

(43)	Alan L. Meltzer is the trustee of Alan L. Meltzer Revocable Trust. Mr. Meltzer is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 2000 S. Ocean Blvd, #3K, Boca Raton, FL 33432.

(44)	Arthur H. Lerner is the trustee of Arthur H. Lerner Revocable Trust. Mr. Lerner is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 19670 Oakbrook Court, Boca Raton, Florida 33434.

(45)	David W. Karp is the trustee of David W. Karp Revocable Trust DTD July 6, 1982 As Amended & Restated. Mr. Karp is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is P.O. Box 2107, Birmingham, MI 48012.

(46)	Daniel A. Schwartz is the President of FC Holdings I LLC. Mr. Schwartz is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 767 Fifth Ave, 17th Floor, New York, NY 10153.

(47)	Marc Lehmann is the managing member of Flamingo Drive Partners, LLC. Mr. Lehmann is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 300 West 41st Street, Suite 202, Miami Beach, FL 33140.

(48)	Gary Karp is the trustee of Gary J. Karp Revocable Trust U/T/A DTD July 6, 1982 As Amended & Restated. Mr. Karp is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 4455 S. Bay Drive, Orchard Lake, MI 48323.

(49)	Edward Goldberg is the trustee of Goldberg Family Trust. Mr. Goldberg is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 2378 NW 64th Street, Boca Raton, FL 33496.

(50)	Charles R. Isroff is the manager of Isroff Family LLC. Mr. Isroff is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 19187 Chapel Creek Drive, Boca Raton, FL 33434.

(51)	Jack A. Rubinstein of Jack Rubinstein Irrevocable Trust. Mr. Mr. Rubinstein is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 134 Sunset Bay Drive, Palm Beach Gardens, FL 33418.

(52)	Joel A. Stone is the trustee of Joel A. Stone Irrevocable Credit Shelter Trust. Mr. Stone is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 1772 Sabal Palm Drive, Boca Raton, FL 33432.

(53)	Leonard M. Schiller is the trustee of Leonard M. Schiller Revocable Trust dtd 10/3/1997. Mr. Schiller is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 33 N. Dearborn Street, Suite 1130, Chicago, IL 60602.

(54)	Irwin Friedman is the beneficiary of Pacific Premier Trust Co FBO Irwin Friedman IRA. Mr. Friedman is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 299 Golden Beach Drive, Golden Beach, FL 33160.

(55)	Glen Stein is the trustee of Patricia Stein 2014 Irrevocable Trust. Mr. Stein is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 203 NW 19th Way, Boca Raton, FL 33431.

(56)	James G. Dinan is the manager of Paxton Holdings LLC. Mr. Dinan is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 520 Island Drive, Palm Beach, FL 33480.

(57)	Phillip Broenniman is the managing member of Varana Capital Focused LP. Mr. Broenniman is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 3141 Walnut Street, Suite 203B, Denver, CO 80205.

(58)	Dean E. Cederquist is the manager of Phoenix 1234, LLC. Mr. Cederquist is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 20 West 64th Street, #36F, New York, NY 10023.

(59)	Aubrey M. Strul is the General Partner of Strul Associates LP. Mr. Strul is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 20320 Fairway Oaks Drive, Apt 362, Boca Raton, FL 33434.

(60)	Lawrence Kam is the general partner of The Sonic Fund II, L.P. Mr. Kam is the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing person is 400 Hobron Lane, Suite 3709, Honolulu, HI 96815.

PLAN OF DISTRIBUTION

We are registering the common stock (i) issued as payment of a stock origination fee in connection with the issuance of the Convertible Notes, (ii) issuable upon the conversion of the outstanding principal amount of the Convertible Notes, (iii) issuable upon the conversion of accrued and unpaid interest with respect to such principal amount or as payment of accrued interest, at the registrant’s option, in the manner permitted by the Convertible Notes, (iv) issued as payment of the Facility Commitment Fee, and (v) issued pursuant to the Subscription Agreements, in each case to permit the resale of these shares of common stock by their holders from time to time or by the holders of the Convertible Notes from time to time, as applicable, after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling shareholders may transfer the shares of common stock by other means not described in this prospectus. If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the Convertible Notes or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $105,755 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters with respect to the shares of our securities offered by this prospectus will be passed upon for us by Arnold & Porter Kaye Scholer LLP, New York, New York. Any underwriters, dealers or agents will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Cherry Bekaert LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 10-K for the year ended December 31, 2021 as filed on March 22, 2022 (File No. 001-40747),

●	our Current Report filed on March 21, 2022 (File No. 001-40747), excluding Item 2.02 and Item 7.01 thereof,

●	our Current Report filed on April 19, 2022 (File No. 001-40747),

●	our Current Report filed on April 27, 2022 (File No. 001-40747), and

●	any future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of filing the initial registration statement and prior to effectiveness of the registration statement, until the termination of the offerings under this prospectus; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

You may request copies of these filings, at no cost, by writing or calling us at:

Ipsidy Inc.

670 Long Beach Boulevard

Long Beach, New York 11561

Attn: Secretary

(516) 274-8700

WHERE YOU CAN FIND MORE INFORMATION

Ipsidy Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including Ipsidy, that file electronically with the SEC. The public can obtain any document that Ipsidy files electronically with the SEC at www.sec.gov.

Our website address is located at www.authid.ai. We make available free of charge our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

Ipsidy Inc.

4,522,056 shares of Common Stock

held by Selling Shareholders

PROSPECTUS

May 6, 2022